Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Web.com Group, Inc. 2017 DonWeb Inducement Award Plan of our report dated April 27, 2016 with respect to the consolidated financial statements of Yodle Inc. and subsidiaries, as of and for the year ended December 31, 2015, included in its Form 8-K/A filed with the Securities and Exchange Commission on May 23, 2016.

/s/ Grassi & Co., CPAs, P.C.
Certified Public Accountants

Jericho, New York
January 31, 2017